Exhibit 99.1

[FOR IMMEDIATE RELEASE]
First Business Financial Services, Inc.
401 Charmany Drive
Madison, WI 53719

FIRST BUSINESS REPORTS RECORD 2014 NET INCOME OF $14.1 MILLION
Alterra Bank Acquisition Complete, Robust Loan Growth, Record Fee Income and
Reduction in Non-Performing Assets Highlight Results

Madison, WI - January 29, 2015 (GLOBE NEWSWIRE) - First Business Financial Services, Inc. (the “Company” or “First Business”) (NASDAQ: FBIZ), the parent company of First Business Bank, First Business Bank - Milwaukee and Alterra Bank, today reported strong fourth quarter and year-to-date results, including two months of contribution from Alterra Bank (“Alterra”), the Company’s Leawood, Kansas-based business banking subsidiary acquired on November 1, 2014. First Business, excluding the additional impact of Alterra, grew loans and top line revenue to record levels while reducing problem assets.

Highlights for the quarter ended December 31, 2014 include:

•	Net income totaled $3.7 million, including $566,000 in pre-tax merger-related costs recorded for the fourth quarter of 2014. Net income for the fourth quarter of 2013 totaled $3.8 million.

•	Annualized return on average assets and annualized return on average equity measured 0.95% and 10.92%, respectively, for the fourth quarter of 2014.

•	Top line revenue, consisting of net interest income and non-interest income, increased 26% to a record $16.6 million, compared to $13.2 million for the fourth quarter of 2013.

•	Excluding two months of contribution from Alterra, fourth quarter 2014 top line revenue totaled a record $14.0 million, reflecting organic growth of 7% compared to the final quarter of 2013.

•
Excluding 48 Alterra employees added in November, the Company’s full-time equivalent employees (“FTEs”) increased to 167 at December 31, 2014 from 145 at December 31, 2013, contributing to a 26% increase in compensation expense compared to the prior year quarter.

•	The Company’s fourth quarter efficiency ratio measured 61%, including merger-related costs, compared to 56% for the fourth quarter of 2013.

•	Net loans and leases grew for the eleventh consecutive quarter, reaching a record $1.266 billion at December 31, 2014, up 31% from December 31, 2013.

•	Excluding Alterra, net loans and leases were a record $1.070 billion at December 31, 2014, increasing 11% from the prior year end and 16%, annualized, from the linked quarter.

•
Net interest margin increased to 3.67% for the fourth quarter of 2014, including the favorable impact of 11 basis points related to the net accretion/amortization on purchase accounting adjustments of $392,000 on Alterra loans, deposits and borrowings.

•	Loan loss provision was $1.2 million for the fourth quarter of 2014, compared to a negative provision of $1.2 million in the fourth quarter of 2013.

•	Non-performing assets as a percent of total assets declined to 0.70% at December 31, 2014, from 1.28% at December 31, 2013.

•	The effective tax rate for the fourth quarter of 2014 was 28%, reflecting the utilization of new market federal tax credits, compared to 35% for the fourth quarter of 2013.

The Company recorded net income of $3.7 million in the fourth quarter of 2014, compared to $3.6 million earned in the third quarter of 2014 and $3.8 million earned in the fourth quarter of 2013. Diluted earnings per common share were $0.89 for the fourth quarter of 2014, compared to $0.89 for the linked quarter and $0.95 for the prior year quarter. Fourth quarter 2014 results include the impact of $566,000 in non-recurring, pre-tax merger expenses related to the Company’s recently completed acquisition of Alterra, which contributed $396,000 to consolidated net income during the final two months of the quarter.

The Company’s net income for the year ended December 31, 2014 was a record $14.1 million, or $3.51 per diluted common share, compared to $13.7 million, or $3.49 per diluted common share, earned for the year ended December 31, 2013. Full year 2014 results include $990,000 in non-recurring, pre-tax merger expenses and $396,000 in net income contribution from Alterra during the final two months of the year.

“Again in 2014, First Business ended the year with stronger second-half earnings, resulting in record net income for the fourth consecutive year,” said Corey Chambas, President and Chief Executive Officer. “Robust loan growth in the fourth quarter by our Wisconsin bank subsidiaries highlights the strength of our franchise and team, which was further enhanced by the productivity of business development officers hired earlier in the year. With Alterra now on board and a solid pipeline heading into 2015, we will be both prudent and entrepreneurial in capitalizing on continued organic growth opportunities across our markets. In 2015, we will continue to pursue high-quality loan growth while emphasizing the exceptional asset quality that is core to the consistent success of our franchise.”

James Ropella Resumes CFO Role

First Business today announced that Senior Vice President James F. Ropella will postpone his retirement and resume his role as Chief Financial Officer, following David R. Papritz’s decision to resign from the Company after four months as CFO, effective January 30, 2015. Papritz informed First Business that his decision is based on personal and family reasons that are unrelated to the Company’s business, strategy and financial condition.

“First Business has never been in a stronger financial position, and we continue to focus on strategic growth opportunities, with every expectation of extending our track record of successful execution in 2015,” said Mr. Chambas. “We are very pleased that Jim has committed to staying with the Company through the completion of a CFO search, selection and transition process, which we expect to complete later this year.”

Previously Announced Completion of Acquisition of Aslin Group, the Parent Company of Alterra Bank

As previously disclosed, on November 1, 2014, First Business completed its acquisition of Leawood, Kansas-based Aslin Group, Inc., the parent company of Alterra Bank. At December 31, 2014, Alterra had $258.8 million in assets, $196.5 million in net loans and leases and $213.7 million in deposits. For the final two months of 2014, Alterra produced $2.0 million in net interest income, $567,000 in non-interest income, $1.5 million in non-interest expense - including $139,000 in non-recurring merger-related costs - and $337,000 in loan loss provision, contributing a total of $396,000 in net income to First Business’s fourth quarter results.

Results of Operations

Net interest income for the fourth quarter of 2014 totaled $13.6 million, an increase of $2.6 million, or 23.8%, compared to the fourth quarter of 2013. Fourth quarter 2014 net interest income included $2.0 million from Alterra in the final two months of the year. Net interest income from Alterra included $392,000 in fair value adjustments related to the net accretion/amortization of the purchase accounting adjustments on Alterra loans, deposits and borrowings. Overall, consolidated net interest income continued to benefit from lower funding costs and growth in earning assets. Fourth quarter 2014 average earning asset and loan and lease balances were each 21.3% higher than in the prior-year period, including the impact of the Alterra acquisition, while earning asset yields held steady year-over-year at 4.55%. A $501,000 interest recovery associated with the full payoff of a $6.2 million non-accrual loan, combined with higher average yields at Alterra, offset the decline in First Business’s earning asset yields attributable to the other bank subsidiaries.

The net interest margin of 3.67% increased 23 basis points from the third quarter of 2014 and seven basis points from the fourth quarter of 2013. Fourth quarter 2014 net interest margin included 11 basis points related to the net accretion/amortization on the purchase accounting adjustments of $392,000 and 14 basis points related to the interest recovery on a non-accrual loan payoff. The linked quarter margin was compressed, primarily due to the temporary excess liquidity on the balance sheet at the end of the third quarter of 2014. As expected, the excess transactional deposit balances were gradually reduced by the end of the fourth quarter. Net interest margin may experience occasional volatility due to non-recurring events such as prepayment fees collected in lieu of interest, the collection of foregone interest or the accumulation of significant short-term deposit inflows.

Non-interest income of $3.0 million for the fourth quarter of 2014 increased $774,000, or 35.3%, from the fourth quarter of 2013. Alterra contributed $567,000 in non-interest income during the final two months of 2014, of which $399,000 was due to the sale of the guaranteed portion of SBA loans and related servicing fee income. Overall growth in non-interest income reflects the continued success of the Company's initiatives to grow full-service banking relationships. The Company’s deposit service charge income, excluding Alterra, increased 10.1% year-over-year, while trust and investment services income of $1.1 million remained the primary source of fee revenue, increasing $136,000, or 13.8%, from the fourth quarter of 2013. Trust revenue growth continued to reflect significant success at new business development, including current client additions to accounts. Both the domestic equity and fixed income markets were positive year-over-year, which was also additive to the growth in revenue. Trust assets under management and administration measured $959.7 million as of December 31, 2014, compared to $959.0 million at December 31, 2013. Off-balance sheet growth was relatively flat year-over-year primarily due to the mutual agreement between the Company and a client to discontinue providing trust services to a group sponsored investment program during the second quarter of 2014. While the assets within the relationship were significant, the fees for services were not; therefore, the impact to revenue in 2014 was not material nor does the Company anticipate that it will be in future periods.

Non-interest expense for the fourth quarter of 2014 was $10.1 million, an increase of $1.6 million, or 18.4%, compared to the fourth quarter of 2013. Fourth quarter 2014 included $1.5 million in expenses at Alterra for the last two months of the year - including $139,000 in non-recurring merger-related costs - along with $427,000 in non-recurring First Business merger-related costs. Excluding merger-related costs and expenses generated by Alterra, non-interest expense decreased by $399,000, or 4.7%, compared to the prior year quarter. The year-over-year decline partly reflects the Company’s one-time $1.3 million endowment to the First Business Charitable Foundation during the fourth quarter of 2013. Higher compensation costs in the fourth quarter of 2014 largely offset the difference. Compared to the prior year quarter, fourth quarter 2014 compensation costs, excluding Alterra, grew $1.2 million, or 26.3%, on a larger base of employees, annual merit increases, higher employee benefit costs and higher incentive compensation accruals commensurate with the Company’s strong financial performance in 2014.

The Company meaningfully invested in talent throughout 2014 ending the year with 167 FTEs, excluding Alterra employees, up 15% from 145 at December 31, 2013. Management expects to continue investing in personnel, products and technology to support its growth strategies and initiatives, while remaining committed to its history of efficient expense management. The Company’s efficiency ratio of 61.1% for the fourth quarter of 2014 reflects continued success in aligning non-interest expense growth with top line revenue growth, despite merger-related costs and increased compensation expense. The efficiency ratio was 60.1% for the third quarter of 2014 and 56.0% for the fourth quarter of 2013.

The Company recorded provision for loan and lease losses totaling $1.2 million for the fourth quarter of 2014, compared to a negative provision for loan and lease losses of $1.2 million in the fourth quarter of 2013. The significant negative provision in the fourth quarter of 2013 reflected the positive outcome of an annual review of the Company’s rolling three-year historical loss rates, resulting in a reduction in the loan and lease loss reserve at December 31, 2013. During the fourth quarter of 2014, the Company recorded $541,000 in provision to support solid loan growth, which was partially offset by a reduction in provision as a result of the annual review of the Company’s rolling three-year historical loss rates. Additionally, the Company experienced $1.2 million in charge-offs related to two discrete commercial loan clients, along with $393,000 in recoveries on previously charged-off loans. Net charge-offs represented an annualized 0.28% of average loans and leases for the fourth quarter of 2014. This compares to annualized net charge-offs measuring 0.03% of average loans and leases in the fourth quarter of 2013. For the full year 2014, the Company’s net charge-offs as a percentage of average loans and leases measured 0.08%, which was relatively consistent with 0.06% for 2013.

The effective tax rate for the fourth quarter of 2014 was 28.0%, compared to 34.6% and 35.4% in the linked and year-ago quarters, respectively. During the fourth quarter of 2014, the Company utilized new market federal tax credits of $243,750 related to community development-related loans which reduced the effective tax rate for the quarter. It is expected that similar amounts of federal tax credits will be utilized in 2015.

Balance Sheet and Asset Quality Strength

Period-end net loans and leases grew for the eleventh consecutive quarter, reaching a record $1.266 billion at December 31, 2014. Including $196.5 million of Alterra balances, net loans and leases grew $299.4 million, or 31.0%, from December 31, 2013. Excluding Alterra, net loans and leases were still a record $1.070 billion at December 31, 2014, increasing 10.6% from the prior year end and 16.3%, annualized, from the linked quarter. Growth reflects the successful execution of the Company’s strategic plan, including consistent performance by business development officers (“BDOs”) in deepening client relationships, attracting new commercial clients and capitalizing on market opportunities.

Period-end in-market deposits - consisting of all transaction accounts, money market accounts and non-wholesale deposits - increased to $1.011 billion, or 70.3% of total deposits, at December 31, 2014. Period-end wholesale deposits were $427.3 million at December 31, 2014, consisting of brokered certificates of deposit and deposits gathered through internet deposit listing services of $376.4 million and $50.9 million, respectively. Average in-market deposits were $955.7 million, or 68.9% of total deposits in the fourth quarter of 2014. In order to reduce interest-rate risk, the Company uses wholesale deposits to efficiently match-fund fixed rate loans. Over time, management expects to maintain a ratio of in-market deposits to total deposits in line with the Company’s recent historical range of 60%-70%.

Management continues to believe asset quality is a source of strength and differentiation for the Company relative to many of its peers. Strong underwriting and the continued success of certain exit strategies, including payoffs and paydowns, continue to benefit asset quality metrics. As previously disclosed, a $6.2 million non-accrual commercial and industrial credit paid off in full during the fourth quarter of 2014, driving a 38.2% reduction in non-performing loans compared to September 30, 2014. In addition, Alterra loans were acquired at fair value, with no corresponding reserves. As a result, the Company's non-performing loans as a percentage of total gross loans and leases declined to 0.76% as of December 31, 2014, compared to 1.52% as of September 30, 2014 and 1.61% at December 31, 2013. The ratio of non-performing assets to total assets declined to 0.70% at December 31, 2014, compared to 1.12% at September 30, 2014 and 1.28% at December 31, 2013. Non-performing assets totaled $11.5 million at December 31, 2014, compared to $15.9 million at September 30, 2014 and $16.2 million at December 31, 2013.

Capital Strength

The Company’s earnings power continues to generate capital, and as of December 31, 2014, its capital ratios were in excess of the then-current highest required regulatory benchmark levels. As of December 31, 2014, total capital to risk-weighted assets was 12.13%, tier 1 capital to risk-weighted assets was 9.52% and tier 1 capital to average assets was 8.71%. The Company anticipates that its capital ratios will remain in excess of the enhanced regulatory benchmark levels required by Basel III which went into effect on January 1, 2015.

Quarterly Dividend

As previously announced, during the fourth quarter of 2014 the Company's Board of Directors approved a $0.21 quarterly cash dividend on its common stock, which was paid on November 24, 2014 to shareholders of record at the close of business on November 13, 2014. The Board of Directors routinely considers dividend declarations as part of its normal course of business.

About First Business Financial Services, Inc.

First Business Financial Services, Inc. (NASDAQ: FBIZ) is a Wisconsin-based bank holding company, focused on the unique needs of businesses, business executives, and high net worth individuals. First Business offers commercial banking, specialty finance, and private wealth management solutions, and because of its niche focus, is able to provide its clients with unmatched expertise, accessibility, and responsiveness. For additional information, visit www.firstbusiness.com or call 608-238-8008.
This press release includes “forward-looking” statements related to the Company that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s 2013 annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.

CONTACT:	First Business Financial Services, Inc.
James F. Ropella, Senior Vice President
608-232-5970
jropella@firstbusiness.com

SELECTED FINANCIAL CONDITION DATA

(Unaudited)	As of
(Dollars in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$103,237	$174,498	$85,977	$76,396	$81,286
Securities available-for-sale, at fair value	144,698	142,427	143,642	185,547	180,118
Securities held-to-maturity, at amortized cost	41,563	42,522	43,434	—	—
Loans and leases receivable	1,280,767	1,041,816	1,007,736	985,319	980,951
Allowance for loan and lease losses	(14,329)	(13,930)	(14,015)	(14,101)	(13,901)
Loans and leases, net	1,266,438	1,027,886	993,721	971,218	967,050
Leasehold improvements and equipment, net	3,943	1,198	1,152	1,186	1,155
Foreclosed properties	1,693	106	329	333	333
Cash surrender value of bank-owned life insurance	27,314	23,772	23,558	23,348	23,142
Investment in Federal Home Loan Bank and Federal Reserve Bank stock, at cost	2,340	1,349	1,349	1,255	1,255
Goodwill and other intangibles	11,002	—	—	—	—
Accrued interest receivable and other assets	27,159	13,809	13,341	14,489	14,316
Total assets	$1,629,387	$1,427,567	$1,306,503	$1,273,772	$1,268,655
LIABILITIES AND STOCKHOLDERS’ EQUITY
In-market deposits	$1,010,928	$859,114	$729,400	$731,164	$736,323
Wholesale deposits	427,340	410,086	437,297	405,536	393,532
Total deposits	1,438,268	1,269,200	1,166,697	1,136,700	1,129,855
Federal Home Loan Bank and other borrowings	33,994	22,936	7,936	7,936	11,936
Junior subordinated notes	10,315	10,315	10,315	10,315	10,315
Accrued interest payable and other liabilities	9,062	6,924	5,907	6,626	7,274
Total liabilities	1,491,639	1,309,375	1,190,855	1,161,577	1,159,380
Total stockholders’ equity	137,748	118,192	115,648	112,195	109,275
Total liabilities and stockholders’ equity	$1,629,387	$1,427,567	$1,306,503	$1,273,772	$1,268,655

STATEMENTS OF INCOME

(Unaudited)	As of and for the Three Months Ended					As of and for the Year Ended
(Dollars in thousands, except per share amounts)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Total interest income	$16,863	$13,871	$13,565	$13,402	$13,763	$57,701	$53,810
Total interest expense	3,268	2,936	2,766	2,601	2,779	11,571	11,705
Net interest income	13,595	10,935	10,799	10,801	10,984	46,130	42,105
Provision for loan and lease losses	1,236	(89)	(91)	180	(1,202)	1,236	(959)
Net interest income after provision for loan and lease losses	12,359	11,024	10,890	10,621	12,186	44,894	43,064
Trust and investment services fee income	1,119	1,137	1,110	1,068	983	4,434	3,756
Service charges on deposits	682	620	600	567	574	2,469	2,150
Loan fees	421	386	380	390	309	1,577	1,295
Gain on sale of loans and leases	409	24	3	23	10	460	49
Other	334	292	265	273	315	1,163	1,192
Total non-interest income	2,965	2,459	2,358	2,321	2,191	10,103	8,442
Compensation	6,486	5,193	4,741	5,057	4,459	21,477	18,278
Net collateral liquidation costs	44	32	85	159	29	320	196
Net (gain) loss on foreclosed properties	(5)	(9)	4	—	(118)	(10)	(117)
Endowment to First Business Charitable Foundation	—	—	—	—	1,300	—	1,300
Merger-related costs	566	104	320	—	—	990	—
Other	3,036	2,727	2,599	2,636	2,886	10,998	10,714
Total non-interest expense	10,127	8,047	7,749	7,852	8,556	33,775	30,371
Income before tax expense	5,197	5,436	5,499	5,090	5,821	21,222	21,135
Income tax expense	1,453	1,883	1,994	1,753	2,061	7,083	7,389
Net income	$3,744	$3,553	$3,505	$3,337	$3,760	$14,139	$13,746

Per common share:
Basic earnings	$0.89	$0.90	$0.89	$0.85	$0.95	$3.52	$3.50
Diluted earnings	0.89	0.89	0.88	0.84	0.95	3.51	3.49
Dividends declared	0.21	0.21	0.21	0.21	0.14	0.84	0.56
Book value	31.77	29.85	29.31	28.44	27.71	31.77	27.71
Tangible book value	29.23	29.85	29.31	28.44	27.71	29.23	27.71
Weighted-average common shares outstanding(1)	4,130,158	3,867,835	3,860,087	3,859,503	3,848,573	3,929,969	3,832,296
Weighted-average diluted common shares outstanding(1)	4,137,411	3,889,679	3,883,355	3,880,561	3,867,247	3,948,372	3,847,610

(1)	Excluding participating securities

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	December 31, 2014			September 30, 2014			December 31, 2013
	Average balance	Interest	Average yield/rate	Average balance	Interest	Average yield/rate	Average balance	Interest	Average yield/rate
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$745,411	$9,162	4.92%	$641,522	$7,705	4.80%	$642,104	$8,133	5.07%
Commercial and industrial loans(1)	381,202	6,192	6.50%	326,579	4,769	5.84%	288,478	4,265	5.91%
Direct financing leases(1)	33,698	403	4.78%	30,278	351	4.64%	24,300	282	4.64%
Consumer and other loans(1)	17,631	196	4.45%	15,696	143	3.64%	15,880	153	3.85%
Total loans and leases receivable(1)	1,177,942	15,953	5.42%	1,014,075	12,968	5.12%	970,762	12,833	5.29%
Mortgage-related securities(2)	158,091	686	1.74%	158,832	716	1.80%	151,041	734	1.94%
Other investment securities(3)	28,166	113	1.60%	26,284	105	1.60%	33,330	121	1.45%
FHLB and FRB stock	2,004	10	1.96%	1,349	2	0.57%	1,255	1	0.36%
Short-term investments	116,283	101	0.35%	70,633	80	0.45%	65,451	74	0.45%
Total interest-earning assets	1,482,486	16,863	4.55%	1,271,173	13,871	4.36%	1,221,839	13,763	4.51%
Non-interest-earning assets	92,439			63,485			57,233
Total assets	$1,574,925			$1,334,658			$1,279,072
Interest-bearing liabilities
Transaction accounts	$90,836	48	0.21%	$84,434	47	0.22%	$72,016	41	0.23%
Money market	575,266	768	0.53%	484,402	627	0.52%	471,610	599	0.51%
Certificates of deposit	98,111	186	0.76%	44,423	115	1.04%	54,400	134	0.99%
Wholesale deposits	432,361	1,557	1.44%	422,618	1,616	1.53%	399,671	1,515	1.52%
Total interest-bearing deposits	1,196,574	2,559	0.86%	1,035,877	2,405	0.93%	997,697	2,289	0.92%
FHLB advances	6,242	16	1.09%	1,304	1	0.16%	5	—	—%
Other borrowings	23,748	412	6.94%	13,806	250	7.24%	12,528	210	6.70%
Junior subordinated notes	10,315	281	10.86%	10,315	280	10.86%	10,315	280	10.86%
Total interest-bearing liabilities	1,236,879	3,268	1.06%	1,061,302	2,936	1.11%	1,020,545	2,779	1.09%
Non-interest-bearing demand deposit accounts	191,438			148,017			142,738
Other non-interest-bearing liabilities	9,436			7,908			7,436
Total liabilities	1,437,753			1,217,227			1,170,719
Stockholders’ equity	137,172			117,431			108,353
Total liabilities and stockholders’ equity	$1,574,925			$1,334,658			$1,279,072
Net interest income		$13,595			$10,935			$10,984
Interest rate spread			3.49%			3.25%			3.42%
Net interest-earning assets	$245,607			$209,871			$201,294
Net interest margin			3.67%			3.44%			3.60%

(1)	The average balances of loans and leases include non-performing loans and leases. Interest income related to non-performing loans and leases is recognized when collected.

(2)	Includes amortized cost basis of assets available for sale and held to maturity.

(3)	Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.

NET INTEREST INCOME ANALYSIS (CONTINUED)

(Unaudited)	For the Year Ended December 31,
(Dollars in thousands)	2014			2013
	Average balance	Interest	Average yield/ cost	Average balance	Interest	Average yield/ cost
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$665,213	$32,066	4.82%	$633,605	$32,021	5.05%
Commercial and industrial loans(1)	332,591	19,962	6.00%	268,376	16,739	6.24%
Direct financing leases(1)	29,395	1,367	4.65%	17,413	844	4.85%
Consumer and other loans(1)	16,862	652	3.87%	16,446	634	3.86%
Total loans and leases receivable(1)	1,044,061	54,047	5.18%	935,840	50,238	5.37%
Mortgage-related securities(2)	156,144	2,894	1.85%	159,188	2,841	1.78%
Other investment securities(3)	28,458	448	1.57%	33,990	474	1.39%
FHLB and FRB stock	1,512	14	0.94%	1,402	4	0.29%
Short-term investments	67,281	298	0.44%	59,737	253	0.42%
Total interest-earning assets	1,297,456	57,701	4.45%	1,190,157	53,810	4.52%
Non-interest-earning assets	67,507			58,536
Total assets	$1,364,963			$1,248,693
Interest-bearing liabilities
Transaction accounts	$83,508	185	0.22%	$62,578	126	0.20%
Money market	493,322	2,553	0.52%	450,558	2,398	0.53%
Certificates of deposit	60,284	536	0.89%	60,276	611	1.01%
Wholesale deposits	416,202	6,196	1.49%	393,726	6,604	1.68%
Total interest-bearing deposits	1,053,316	9,470	0.90%	967,138	9,739	1.01%
FHLB advances	5,017	22	0.45%	6,471	13	0.19%
Other borrowings	13,688	967	7.06%	12,196	842	6.90%
Junior subordinated notes	10,315	1,112	10.78%	10,315	1,111	10.78%
Total interest-bearing liabilities	1,082,336	11,571	1.07%	996,120	11,705	1.18%
Non-interest-bearing demand deposit accounts	154,687			138,920
Other non-interest-bearing liabilities	7,918			8,909
Total liabilities	1,244,941			1,143,949
Stockholders’ equity	120,022			104,744
Total liabilities and stockholders’ equity	$1,364,963			$1,248,693
Net interest income		$46,130			$42,105
Interest rate spread			3.38%			3.34%
Net interest-earning assets	$215,120			$194,037
Net interest margin			3.56%			3.54%

(1)	The average balances of loans and leases include non-performing loans and leases. Interest income related to non-performing loans and leases is recognized when collected.

(2)	Includes amortized cost basis of assets available for sale and held to maturity.

(3)	Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.

SELECTED FINANCIAL TRENDS

PERFORMANCE RATIOS

	For the Three Months Ended					For the Year Ended
(Unaudited)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Return on average assets (annualized)	0.95%	1.06%	1.09%	1.06%	1.18%	1.04%	1.10%
Return on average equity (annualized)	10.92%	12.10%	12.29%	12.01%	13.88%	11.78%	13.12%
Efficiency ratio	61.11%	60.15%	58.87%	59.84%	55.97%	60.06%	57.74%
Interest rate spread	3.49%	3.25%	3.35%	3.40%	3.42%	3.38%	3.34%
Net interest margin	3.67%	3.44%	3.52%	3.58%	3.60%	3.56%	3.54%
Average interest-earning assets to average interest-bearing liabilities	119.86%	119.77%	119.35%	120.56%	119.72%	119.88%	119.48%

ASSET QUALITY RATIOS

(Unaudited)	As of
(Dollars in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Non-performing loans and leases	$9,792	$15,837	$14,180	$14,110	$15,855
Foreclosed properties, net	1,693	106	329	333	333
Total non-performing assets	11,485	15,943	14,509	14,443	16,188
Performing troubled debt restructurings	2,003	556	602	586	371
Total impaired assets	$13,488	$16,499	$15,111	$15,029	$16,559

Non-performing loans and leases as a percent of total gross loans and leases	0.76%	1.52%	1.41%	1.43%	1.61%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	0.89%	1.53%	1.44%	1.46%	1.65%
Non-performing assets as a percent of total assets	0.70%	1.12%	1.11%	1.13%	1.28%
Allowance for loan and lease losses as a percent of total gross loans and leases	1.12%	1.34%	1.39%	1.43%	1.42%
Allowance for loan and lease losses as a percent of non-performing loans	146.33%	87.96%	98.84%	99.94%	87.68%

Criticized assets:
Special mention	$—	$—	$—	$—	$—
Substandard	27,078	26,147	29,337	21,283	22,841
Doubtful	—	—	—	—	—
Foreclosed properties, net	1,693	106	329	333	333
Total criticized assets	$28,771	$26,253	$29,666	$21,616	$23,174
Criticized assets to total assets	1.77%	1.84%	2.27%	1.70%	1.83%

NET CHARGE-OFFS (RECOVERIES)

(Unaudited)	For the Three Months Ended					For the Year Ended
(Dollars in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Charge-offs	$1,231	$2	$—	$—	$120	$1,233	$914
Recoveries	(393)	(6)	(5)	(20)	(38)	(425)	(374)
Net (recoveries) charge-offs	$838	$(4)	$(5)	$(20)	$82	$808	$540
Net (recoveries) charge-offs as a percent of average gross loans and leases (annualized)	0.28%	—%	—%	(0.01)%	0.03%	0.08%	0.06%

CAPITAL RATIOS

	As of and for the Three Months Ended
(Unaudited)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Total capital to risk-weighted assets	12.13%	13.97%	12.80%	12.92%	13.16%
Tier I capital to risk-weighted assets	9.52%	10.84%	10.89%	10.96%	10.83%
Tier I capital to average assets	8.71%	9.56%	9.73%	9.67%	9.35%
Tangible common equity to tangible assets	7.83%	8.28%	8.85%	8.81%	8.61%

SELECTED OTHER INFORMATION

(Unaudited)	As of
(Dollars in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Trust assets under management	$773,192	$741,210	$703,626	$787,645	$763,912
Trust assets under administration	186,505	186,212	186,014	181,611	195,056
Total trust assets	$959,697	$927,422	$889,640	$969,256	$958,968

NON-GAAP RECONCILIATIONS
Certain financial information provided in this release is determined by methods other than in accordance with generally accepted accounting principles (United States) (“GAAP”). Although the Company believes that these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

TANGIBLE BOOK VALUE
“Tangible book value per share” is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. “Tangible common equity” itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets. The information provided below reconciles tangible book value per share and tangible common equity to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands, except per share amounts)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Common stockholders’ equity	$137,748	$118,192	$115,648	$112,195	$109,275
Goodwill and other intangibles	(11,002)	—	—	—	—
Tangible common equity	$126,746	$118,192	$115,648	$112,195	$109,275
Common shares outstanding	4,335,927	3,959,115	3,945,220	3,944,795	3,943,997
Book value per share	$31.77	$29.85	$29.31	$28.44	$27.71
Tangible book value per share	29.23	29.85	29.31	28.44	27.71

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
‘‘Tangible common equity to tangible assets’’ is defined as the ratio of common stockholders’ equity reduced by intangible assets, if any, divided by total assets reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. The information below reconciles tangible common equity and tangible assets to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Common stockholders’ equity	$137,748	$118,192	$115,648	$112,195	$109,275
Goodwill and other intangibles	(11,002)	—	—	—	—
Tangible common equity	$126,746	$118,192	$115,648	$112,195	$109,275
Total assets	$1,629,387	$1,427,567	$1,306,503	$1,273,772	$1,268,655
Goodwill and other intangibles	(11,002)	—	—	—	—
Tangible assets	$1,618,385	$1,427,567	$1,306,503	$1,273,772	$1,268,655
Tangible common equity to tangible assets	7.83%	8.28%	8.85%	8.81%	8.61%

EFFICIENCY RATIO
“Efficiency ratio” is a non-GAAP measure representing non-interest expense excluding the effects of losses or gains on foreclosed properties, other discrete items that are unrelated to the Company’s primary business activities and amortization of other intangible assets, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any. In the judgment of the Company’s management, the adjustments made to non-interest expense and operating revenue allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to its business. The information provided below reconciles the efficiency ratio to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Year Ended
(Dollars in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Total non-interest expense	$10,127	$8,047	$7,749	$7,852	$8,556	$33,775	$30,371
Less:
Net (gain) loss on foreclosed properties	(5)	(9)	4	—	(118)	(10)	(117)
Amortization of other intangible assets	12	—	—	—	—	12	—
Endowment to First Business Charitable Foundation	—	—	—	—	1,300	—	1,300
Total operating expense	$10,120	$8,056	$7,745	$7,852	$7,374	$33,773	$29,188
Net interest income	$13,595	$10,935	$10,799	$10,801	$10,984	$46,130	$42,105
Total non-interest income	2,965	2,459	2,358	2,321	2,191	10,103	8,442
Total operating revenue	$16,560	$13,394	$13,157	$13,122	$13,175	$56,233	$50,547
Efficiency ratio	61.11%	60.15%	58.87%	59.84%	55.97%	60.06%	57.74%